UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 24, 2008

Trans-India Acquisition Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-33127	20-5063512
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 South Wacker Drive, Suite 1000

Chicago, IL 60606

(312) 922-1980

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (312) 922-1980

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

IMPORTANT NOTICES

Trans-India Acquisition Corporation (“Trans-India”) and its directors and executive officers may be deemed to be participants in the solicitation of proxies for the special meeting of Trans-India stockholders to be held to approve the proposed acquisition discussed in Item 1.01 below. Each of Trans-India’s officers and directors holds common stock of Trans-India, which have no rights to any liquidation distribution Trans-India makes with respect to the common stock sold in its initial public offering (“IPO”). Therefore, their equity holding will be worthless if Trans-India does not acquire a target business within two years of the IPO as required by Trans-India’s Certificate of Incorporation.

Stockholders of Trans-India and other interested persons are advised to read Trans-India’s preliminary proxy statement and definitive proxy statement, when available, in connection with Trans-India’s solicitation of proxies for the special meeting because these proxy statements will contain important information. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the proposed acquisition. The proxy statement and other relevant materials (when they become available) and any other documents filed by Trans-India with the Securities and Exchange Commission (the “SEC”) may also be obtained free of charge at the SEC’s website at http://www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by Trans-India by directing request to: Trans-India Acquisition Corporation, 300 South Wacker Drive, Suite 1000, Chicago, Illinois 60606, Attention: Craig Colmar, Secretary and Treasurer.

This Current Report on Form 8-K, including the exhibits contained herein, contains forward-looking statements that involve substantial risks and uncertainties. Other than statements of historical facts, all statements included in this report regarding Trans-India’s or Solar’s (as defined in Item 1.01) strategy, future operations, future financial position, prospects, plans and objectives of management, as well as statements, other than statements of historical facts, regarding Solar’s industry, are forward-looking statements, including statements regarding the expected growth of solar as a source of electricity, the growth of the market for photovoltaic modules, Solar’s use of its excess manufacturing capacity, the development of Solar’s new facility and the installation of new module manufacturing lines and cell manufacturing lines at such facility, commitments and obligations under Solar’s long-term supplier and customer agreements and Solar’s ability to lease additional land for further expansion, as well as the closing of the proposed acquisition and execution of agreements in connection therewith. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The parties may not actually achieve the plans, intentions or expectations disclosed in the forward-looking statements, and investors should not place undue reliance on the forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements made by the parties. Important factors that could cause actual results or events to differ materially from the forward-looking statements, include among others: (i) the number and percentage of Trans-India stockholders voting against the acquisition; (ii) the ability of Trans-India to satisfy the conditions to closing of the proposed acquisition, including the delivery by Solar of audited financial statements; (iii) legislation or regulatory environments, requirements or changes adversely affecting the business in which Solar is engaged; (iv) continued compliance with government regulations; (v) fluctuations in customer demand; (vi) management of rapid growth; (vii) the time to develop and market new products; (viii) the successful development of Solar’s new facility and installation of new manufacturing lines; (ix) outcomes of government reviews, inquiries, investigations and related litigation; (x) general economic conditions; (xi) geopolitical events; and (xii) changing principles of generally accepted accounting principles. Further, the forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations or investments made by the combined company. Neither Trans-India nor Solar assumes any obligation to update any forward-looking statements.

Item 1.01	Entry Into a Material Definitive Agreement

On October 24, 2008, Trans-India entered into a share exchange agreement (the “Share Exchange Agreement”) with Solar Semiconductor Ltd., an exempted company incorporated with limited liability in the Cayman Islands (“Solar Semiconductor”), its subsidiaries, Solar Semiconductor Private Limited, a company formed under the laws of the Republic of India (“Solar India”), and Solar Semiconductor, Inc., a California corporation (“Solar California”), and certain shareholders of Solar Semiconductor who collectively own more than 80% of the issued and outstanding shares of capital stock of Solar Semiconductor. Unless the context requires otherwise, reference herein to Solar Semiconductor includes reference to its subsidiaries, Solar India and Solar California.

About Solar

Solar Semiconductor designs, develops, manufactures and markets solar photovoltaic products to its global customers for industrial, commercial and residential applications. Solar Semiconductor is currently expanding its module manufacturing capacity and installing cell manufacturing capacity as part of its value added strategic backward integration plan. Solar Semiconductor is the recipient of ISO 9001 certification for its state of the art manufacturing plant in Hyderabad, India. Social responsibility and unwavering commitment to its customers is at the core of Solar Semiconductor’s mission.

Market

The solar power market has been in existence for several decades. Solar power is an attractive source of energy because it is less dependent on limited and expensive natural resources than fossil fuel-based power generation. According to the Energy Information Administration (EIA), solar energy in 2006 comprised only approximately 1% of the U.S. consumption of renewable energy, leaving room for significant growth. The EIA has predicted that solar will be the fastest growing renewable electricity source in the U.S. in the next twenty years.

According to the European Photovoltaic Industry Association, installations of PV cells and modules globally has grown at an average annual rate of more than 35% since 1998. The global market for photovoltaic modules is expected to grow from approximately $12.9 billion in 2007 to $32.2 billion by 2012 according to BCC Research.

Currently, the largest amount of installed capacity by megawatt is located in Germany and Japan. According to the European Photovoltaic Industry Association, the greatest increase in new capacity was in Germany and Spain in 2007.

Products and Product Quality

Solar Semiconductor’s current products include modules consisting of mono-crystalline silicon cells and multi-crystalline silicon cells. Solar Semiconductor markets PV modules with high module efficiencies.

Solar Semiconductor’s current product offering includes three families of modules.

•

S6 Series - The S6 series uses 156mm mono-crystalline cells and is designed optimally for grid connect applications such as large commercial systems, residential systems, PV power plants and off-grid applications requiring higher power. Models range from 140 to 295 W.

•	M6 Series - The M6 series uses 156mm multi crystalline cells and is designed for grid connections as well as off-grid applications. Models range from 130 to 270 W.

•	SC Series - The SC series is designed primarily for off-grid applications. Models range from 10 to 60 W.

These products comprise various types of cells embedded in transparent ethylene-vinyl acetate (“EVA”) behind tempered glass. The modules are sealed with high quality weather proofing film and are designed to be water tight and temperature and UV resistant. Customers have the choice of cells to use in the modules purchased. Currently, Solar Semiconductor offers modules comprised of solar cells from Q-Cells, Ersol, Motech, and Gintech. Additionally, all product lines may be configured for custom applications upon request. All products are backed by a 25 year performance warranty and a warranty for defects in materials and workmanship of up to 2 years.

Solar Semiconductor employs quality assurance procedures at key manufacturing stages to identify and solve quality issues early on in the manufacturing process. Solar Semiconductor’s quality assurance procedures include process monitoring, PV cell quality and reliability assurance. Employees are provided regular training in quality control. Solar Semiconductor’s senior management team is actively involved in setting quality assurance policies and managing quality assurance performance.

Solar Semiconductor intends to utilize its excess module manufacturing capacity through 2009 and potentially longer by performing contract manufacturing services for other PV module manufacturers and suppliers. Solar Semiconductor will assess its utilization of capacity and the availability of raw materials from time to time to determine the extent to which it is appropriate for it to undertake contract manufacturing services.

Solar Cell Supplies

There is currently a worldwide shortage of solar wafers, a key component of solar cells based on crystalline technology. Solar primarily obtains its solar cells from four suppliers pursuant to multi-year supply agreements. For the year ending March 31, 2008, Q-cells Aktiengesellschaft supplied 57% and Motech Industries, Inc. supplied 31% of Solar Semiconductor’s solar cells. Solar Semiconductor continues to rely on these and two other suppliers to supply a substantial portion of its solar cells.

Solar Semiconductor is in the process of installing a manufacturing line for solar cells which will meet a portion of Solar Semiconductor’s needs for solar cells. Raw materials required for the production of solar cells include solar wafers of which there is currently a worldwide shortage. The company has recently signed a long-term supply agreement with Deutsche Solar AG for the supply of solar wafers. Under this agreement, Solar Semiconductor is obligated to take and pay for an agreed upon quantity of wafers during each year of the agreement. Solar Semiconductor is obligated to make advanced payments through 2010 under this agreement in the total amount of 54 million Euros.

Customers

Solar Semiconductor sells its products primarily to distributors and systems integrators in the United States and Europe. For the fiscal year ended March 31, 2008, Solar Semiconductor’s revenues were generated primarily from sales to Fotosolar Energy, Ibersolar Energia, S.A., SunPower Corporation and Solfis GmbH-Solartechnik.

Solar Semiconductor and Ibersolar are parties to a multi-year agreement that provides for the sale by Solar Semiconductor and purchase by Ibersolar of a minimum quantity of PV modules annually, beginning at 15MW capacity in 2008 and increasing annually thereafter.

Solar Semiconductor recently entered into a new agreement with SunPower, pursuant to which Solar Semiconductor will manufacture and sell to SunPower PV modules under the Solar Semiconductor brand name. The modules are to be manufactured using solar cells sourced by SunPower from Q-cells.

In November 2007, Solar Semiconductor and IBC-SOLAR AG, a leading German distributor and systems integrator, entered into a multi-year agreement pursuant to which IBC was appointed as a non-exclusive distributor of Solar Semiconductor.

In December 2007, Solar Semiconductor entered into a multi-year agreement with Sun Solar Utilities Network, LLC (SSUN), a U.S. commercial power plant developer, pursuant to which Solar Semiconductor has agreed to sell, and SSUN has agreed to purchase, solar PV modules representing approximately 13MW of capacity.

In June 2008, Solar Semiconductor entered into a multi-year agreement with AS-Solar GmbH, a reseller of PV products based in Germany.

These contracts, along with a few short-term contracts entered into in 2008, together account for 80% of Solar Semiconductor’s planned 2008 production output, 48% of Solar Semiconductor’s planned 2009 production output, and 30% of Solar Semiconductor’s planned 2010 production output. Solar Semiconductor believes that it will be able to increase its production capacity as it enters into new customer agreements for its products. Solar Semiconductor’s long-tem customer agreements typically contain standard termination provisions including that they can be terminated with sufficient prior notice or upon payment of certain penalties by the customers.

Sales and Marketing

Solar Semiconductor markets and sells its products in key solar energy markets worldwide including Germany, Spain and the United States. Solar Semiconductor has sales offices in Sunnyvale, California and Hyderabad, India, and currently has plans to open a sales office in Dubai. Solar Semiconductor also has local sales representatives in Germany. Solar Semiconductor believes its local sales offices and representatives enhance its ability to sell into its key markets. Solar Semiconductor sells products under the Solar Semiconductor brand name, as well as producing modules for certain customers for sale by them under their brand name.

Employees

As of September 30, 2008, Solar Semiconductor had 564 full-time employees, including 517 in manufacturing, 3 in research and development, 9 in sales and marketing and 35 in general and administrative.

Facilities

Solar Semiconductor leases a 35,000 square foot manufacturing facility in Kompally, India, near Hyderabad, with current annual capacity for 75 Megawatt (MW) of module production. The facility is an ISO 9001:2000 certified facility for its quality management systems. In addition to manufacturing, the Kompally facility also contains quality control, laboratory, engineering and services areas. Commercial production began at the Kompally facility in September 2007.

Solar Semiconductor is also developing a new facility in Fab City near Hyderabad, India, on 50 acres leased by Solar Semiconductor pursuant to a 66 year lease. This facility when completed will include additional module manufacturing lines and a cell manufacturing facility. Solar Semiconductor has an option to lease an additional 50 acres of land adjacent to this facility for future expansion. This facility is located in an area designated as a special economic zone for high-tech manufacturing. Solar Semiconductor currently anticipates this new facility will be ready to use for manufacturing PV modules by the end of 2008 and for manufacturing solar cells by the first quarter of 2009.

Post-Closing Officers and Directors

After the transaction, Trans-India will be managed by the current management team of Solar Semiconductor.

Further, upon the consummation of the acquisition, Trans-India’s board of directors will consist of five directors, of which Solar Semiconductor will designate four members with one current Trans-India director remaining on the board. Solar Semiconductor’s designees will include the current members of its board, Hari Rao Surapaneni, Venkata Kode and Bharani Bobba, and one other person to be identified.

Acquisition Consideration

The share exchange has been structured to be completed in at least two closings. At the initial closing of the Share Exchange Agreement, Trans-India will acquire at least 80% of Solar Semiconductor by the issuance of shares of Trans-India common stock to the Solar Semiconductor shareholders. Each share of common stock to be issued in the acquisition will be valued at $8.00 per share. The number of shares to be issued will be calculated based on a purchase price for 100% of Solar Semiconductor of $375,000,000, minus the aggregate amount of Solar Semiconductor indebtedness on the closing date of the acquisition in excess of $50,000,000, plus or minus, as applicable, the earn-out amount, if any. The earn-out amount is based on Solar Semiconductor’s “adjusted net income” during the fiscal year ended March 31, 2010. The term “adjusted net income” means the “Net Income Attributable to Solar Semiconductor after tax” as calculated and disclosed pursuant to GAAP for the fiscal year ending March 31, 2010, adjusted to add back to the “Net Income Attributable to Solar Semiconductor after tax “ any charges for (a) “acquisition-related costs” as defined in and charged to expense and any other fees, expenses or payments to any third party related to the business combination with Trans-India, (b) the amortization of compensation expense related to stock options and restricted stock granted prior to November 15, 2008, and (c) any fees incurred in transferring to NASDAQ, if and when Trans-India makes such transfer.

If Solar Semiconductor’s adjusted net income during the fiscal year ended March 31, 2010 exceeds $50,000,000, the purchase price will be increased by the lesser of:

(1) $100,000,000; or

(2) an amount equal to: (i) the amount by which the 2010 adjusted net income exceeds $50,000,000, multiplied by (ii) 4.

If Solar Semiconductor’s adjusted net income during the fiscal year ended March 31, 2010 is less than $50,000,000, the purchase price will be decreased by the lesser of:

(1) $175,000,000; or

(2) an amount equal to (i) the amount by which the 2010 adjusted net income is less than $50,000,000, multiplied by (ii) 8.

In either case, the earn-out amount will be reduced by Trans-India’s percentage ownership of Solar Semiconductor. If Solar Semiconductor’s 2010 adjusted net income exceeds $50,000,000, Trans-India will issue additional shares of common stock to the Solar shareholders equal to the earn-out amount divided by $8.00. If Solar Semiconductor’s 2010 adjusted net income is less than $50,000,000, the Solar Semiconductor shareholders will transfer back to Trans-India shares of common stock equal to the earn-out amount divided by $8.00.

Representations and Warranties; Conduct Prior to Closing; Covenants

In the Share Exchange Agreement, the Solar Semiconductor entities and the Solar Semiconductor shareholders make various representations and warranties regarding the Solar Semiconductor entities and Solar Semiconductor shareholders, respectively. In the Share Exchange Agreement, Trans-India makes certain representations and warranties regarding Trans-India.

From the date of the execution of the Share Exchange Agreement until the closing, Trans-India and the Solar Semiconductor entities agreed to use commercially reasonable efforts to carry on their respective businesses in the ordinary course in substantially the same manner as previously conducted, to pay all debts and taxes when due, to pay or perform other obligations when due, to use all reasonable efforts consistent with past practice and policies to preserve intact their respective business organizations, to use commercially reasonable efforts consistent with past practice to keep available the services of present executive officers and, in the case of Solar Semiconductor, its key employees, and to use commercially reasonable efforts consistent with past practice to preserve relationships with those having business dealings with them.

The Solar Semiconductor entities agreed, with limited exceptions, not to, without the prior written consent of Trans-India:

•	enter into any new line of business or make a material change to any existing line of business;

•

declare, set aside or pay any dividends on or make any other distributions, or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

•	purchase, redeem or otherwise acquire, directly or indirectly, any shares of their capital stock;

•

issue, deliver, sell, authorize, pledge or otherwise encumber any shares of their securities, or enter into other agreements or commitments of any character obligating them to issue any such securities;

•	cause, permit or propose any amendments to their charter documents;

•	acquire or agree to acquire any equity or voting interest in or a portion of the assets of any material business;

•

enter into any binding agreement, agreement in principle, letter of intent, memorandum of understanding or similar agreement with respect to any joint venture, strategic partnership or alliance, except for non-exclusive marketing, distributor, reseller, customer, end-user and related agreements entered into in the ordinary course of business;

•	sell, lease, license, encumber or otherwise dispose of any material properties or assets except sales of inventory in the ordinary course of business;

•	make any loans, advances of money or capital contributions;

•	except as required by GAAP or the SEC, make any material change in its methods or principles of accounting;

•

except as required by law, make or change any tax election or adopt or change any accounting method in respect of taxes, settle or compromise any material tax liability or consent to any extension or waiver of any limitation period with respect to taxes;

•	except as required by GAAP or the SEC, revalue any of its assets;

•

(A) pay, discharge, settle or satisfy any claims or litigation other than (x) in the ordinary course of business consistent with past practice or in amounts not in excess of $25,000 individually or $100,000 in the aggregate or (y) to the extent subject to reserves on its financial statements, or (B) waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce any confidentiality or similar agreement to which any of the Solar entities is a party or of which any or the Solar entities is a beneficiary;

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except as required by law or a contract currently binding on the Solar entities, (A) increase in any manner the amount of compensation or fringe benefits of, pay any bonus to or grant severance or termination pay to any employee earning more than $50,000 annually or director of the Solar entities, (B) make any increase in or commitment to increase the benefits or expand the eligibility under any employee benefit plan (including any severance plan), adopt or amend or make any commitment to adopt or amend any employee benefit plan or make any contribution, other than regularly scheduled contributions or pursuant to the terms of any existing employee benefit plan, to any employee benefit plan, (C) enter into any employment, severance, termination or indemnification agreement with any employee or enter into any collective bargaining agreement, (D) grant any stock appreciation right, phantom stock award, stock-related award or performance award, or (E) enter into any agreement with any employee the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving the Solar entities of the nature contemplated by the share exchange agreement;

•	grant any exclusive rights to a third party with respect to any intellectual property;

•	enter into or renew any contracts containing any non-competition, exclusivity or other restrictions on the operation of the business of the Solar Semiconductor entities or Trans-India;

•

enter into any contract which would be to grant to a third party following the acquisition any actual or potential right of license to any intellectual property other than in the normal course of business;

•	enter into or renew any contracts containing any material purchase, supply, support, maintenance or service obligation, other than those obligations in the ordinary course of business;

•	hire employees other than in the ordinary course of business and at compensation levels substantially comparable to that of similarly situated employees;

•	incur any indebtedness for borrowed money or guarantee any such indebtedness;

•	enter into, modify, amend, or terminate any material contract currently in effect; or

•	enter into any contract to pay a third party in excess of an aggregate of $100,000, or which is outside of the ordinary course of business.

Trans-India agreed, with limited exceptions, not to, without the prior written consent of Solar Semiconductor:

•	pledge, sell, transfer, dispose or otherwise encumber or grant any rights or interests to others of any kind with respect to all or any part of Trans-India’s shares of capital stock;

•	except pursuant to existing equity rights outstanding, not issue any shares of Trans-India’s capital stock or any options or any securities convertible into or exchangeable for its capital stock;

•

declare any dividend or make any distribution in cash, securities or otherwise on Trans-India’s outstanding shares of capital stock or directly or indirectly redeem or purchase or in any other manner whatsoever advance, transfer (other than in payment for goods received or services rendered in the ordinary course of business), or distribute to any of Trans-India’s affiliates or otherwise withdraw cash or cash equivalents in any manner inconsistent with established cash management practices;

•	except as contemplated by the share exchange agreement, not to amend Trans-India’s charter documents; or

•	merge or consolidate with, or acquire all or substantially all the assets of, or otherwise acquire any business operations of, any person.

Additional Agreements

The Share Exchange Agreement also contains additional agreements of the parties, including agreements providing for:

•

Solar Semiconductor to use its commercially reasonable efforts to deliver to Trans-India on or before November 30, 2008 audited historical financial statements prepared for the periods required for inclusion in the proxy statement and an unaudited balance sheet as of September 30, 2008 and the related consolidated statements of income, cash flow and members’ equity for the respective three-and six-month periods then ended each as reviewed by independent registered public accountants, and such financials must, in the opinion of Trans-India, be suitable or readily adaptable for incorporation in the reports required to be filed by Trans-India with the SEC;

•	Trans-India to prepare, file and mail a proxy statement and to hold a stockholder meeting to approve the transactions contemplated by the Share Exchange Agreement;

•

the Solar Semiconductor parties to promptly provide any information reasonably required or appropriate for inclusion in the proxy statement and to cooperate with Trans-India in the preparation of the proxy statement;

•	Trans-India to file in a timely manner all reports required to be filed with the SEC, and not to terminate its status as an issuer required to file reports under the Exchange Act;

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Trans-India to use its reasonable best efforts to obtain American Stock Exchange approval of the listing of the common stock to be issued to the Solar Semiconductor shareholders on the American Stock Exchange, and the listing on the American Stock Exchange of the shares of issuable, and those required to be reserved for issuance, in connection with a stock option plan to be approved at the special meeting, subject to official notice of issuance;

•

the protection of confidential information of the parties subject to certain exceptions as required by law, regulation or legal or administrative process, and, subject to the confidentiality requirements, the provision of reasonable access to information;

•

the parties to use their reasonable best efforts to obtain all necessary approvals from stockholders, governmental agencies and other third parties that are required for the consummation of the transactions contemplated by the Share Exchange Agreement, subject to certain limitations;

•

Trans-India and the Solar Semiconductor entities to provide prompt written notice to the other party of any representation or warranty made by it contained becoming untrue or inaccurate, or any failure of such party to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it;

•

Trans-India agrees to file a registration statement on Form S-8 for the shares of issuable with respect to options granted under the a stock option plan to be approved at the special meeting to the extent Form S-8 is available as soon as is reasonably practicable after the closing of the acquisition;

•

the parties shall take all action necessary, such that upon the consummation of the acquisition, the Trans-India board of directors will consist of five directors, of which Solar Semiconductor will designate four members with one current Trans-India director remaining on the board;

•	the parties to cooperate in the preparation of any press release or public announcement related to the share exchange agreement or related transactions;

•

Trans-India agreed to fulfill and honor in all respects its obligations pursuant to any indemnification contracts between it and its directors and officers immediately prior to the closing, subject to applicable law;

•

Trans-India agreed to maintain directors’ and officers’ liability insurance coverage in amount and scope at least as favorable to such persons as Trans-India’s existing coverage for at least six years following the closing;

•

the parties agree to use commercially reasonable efforts to fulfill the closing conditions in the share exchange agreement, including coordinating meetings with Trans-India stockholders for the purpose of obtaining stockholder approval of the acquisition; and

•

the Solar Semiconductor entities and Solar Semiconductor shareholders agreed to waive all right, title, interest or claim of any kind against the trust account that they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with Trans-India, and will not seek recourse against the trust fund.

Indemnification

The Solar Semiconductor shareholders have agreed, on a joint and several basis, to indemnify Trans-India from certain damages arising from the Share Exchange Agreement. With limited exceptions, the amount of damages suffered by Trans-India would be recoverable solely from the shares held in the escrow account. The Solar Semiconductor shareholders will not be responsible for any losses unless Trans-India has made claims for losses that exceed $1,500,000 in the aggregate. The maximum amount Trans-India may recover from the Solar Semiconductor shareholders for any loss or damage will be limited to shares valued at $37,500,000 in the aggregate. The value of any shares recoverable for an indemnification claim will be deemed to be $8.00 per share, regardless of the fair market value of the shares at the time of any claim.

Termination

The Share Exchange Agreement may be terminated and/or abandoned at any time prior to the closing, whether before or after approval of the proposals being presented to Trans-India’s stockholders, by:

•	mutual written consent of Trans-India and representative of the Solar Semiconductor shareholders;

•

either Trans-India or Solar Semiconductor, if the closing has not occurred by February 14, 2009, subject to extension if an amendment to Trans-India’s certificate of incorporation has been approved by Trans-India’s stockholders to extend the available time to complete the acquisition beyond February 14, 2009 up to June 30, 2009;

•

either Trans-India or Solar Semiconductor, if a governmental entity has issued an order, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the acquisition, which order is final and nonappealable;

•

by Solar Semiconductor upon a breach of any representation, warranty, covenant or agreement on the part of Trans-India set forth in share exchange agreement, or if any representation or warranty of Trans-India becomes untrue, in either case such that the conditions to the closing of the acquisition would not be satisfied as of the time of the breach or as of the time the representation or warranty becomes untrue, and the breach (to the extent curable) is not cured within 30 days following receipt by Trans-India of a notice describing in reasonable detail the nature of such breach;

•

by Trans-India upon a breach of any representation, warranty, covenant or agreement on the part of Solar Semiconductor or the Solar Semiconductor shareholders set forth in share exchange agreement, or if any representation or warranty of Solar Semiconductor or the Solar Semiconductor shareholders becomes untrue, in either case such that the conditions to the closing of the acquisition would not be satisfied as of the time of the breach or as of the time the representation or warranty becomes untrue, and the breach (to the extent curable) is not cured within 30 days following receipt by Solar Semiconductor or the Solar Semiconductor shareholders, as applicable, of a notice describing in reasonable detail the nature of such breach;

•	by Trans-India, if a material adverse effect on Solar Semiconductor has occurred since the date of the share exchange agreement and is continuing; and

•	by Trans-India if the financial statements as audited or reviewed, as applicable, are not completed and available for delivery or delivered to Trans-India on or before November 30, 2008.

In the event of termination and abandonment by either Trans-India or the Solar Semiconductor parties, except as set forth below, all further obligations of the parties shall terminate, no party shall have any right against the other party, and each party shall bear its own costs and expenses. In the event of the termination of the Share Exchange Agreement, the Share Exchange Agreement will be of no further force or effect, except for the confidentiality provisions of the Share Exchange Agreement, and each party shall bear its own costs and expenses.

Ancillary Agreements

In connection with the execution of the Share Exchange Agreement, Trans-India entered into the following agreements:

•	an executive employment agreement with Hari Surapaneni in which Mr. Surapaneni agrees to serve as Trans-India’s chief executive officer, to be effective only upon the closing of the acquisition;

•	offer letters with certain key employees of Solar Semiconductor, each to be effective only upon the closing of the acquisition; and

•	non-competition/non-solicitation agreements with certain key employees of Solar Semiconductor.

At the closing of the acquisition, Trans-India will enter into the following agreements:

•

lock-up agreements with the Solar Semiconductor shareholders. At the closing of the acquisition, the Solar Semiconductor shareholders have agreed to enter into lock-up agreements providing that they may not sell or otherwise transfer any of the common stock received in the acquisition for a period of 12 months from the closing date of the acquisition, provided that 5,000,000 shares in the aggregate issued to the Solar Semiconductor shareholders may be sold or transferred after six months, in each case subject to exceptions for gifts or transfers to the shareholder’s equity holders, provided in each case that the tranferees agree in writing to be bound by the terms of the lock-up agreement;

•

a registration rights agreement pursuant to which the Solar Semiconductor shareholders will be entitled to registration rights for their Trans-India common stock received in connection with the acquisition;

•

a voting agreement that provides that until March 31, 2010 at any meeting called for the purpose of electing directors, the Solar Semiconductor shareholders will agree to vote for one director nominated by Mr. Bobba Venkatadri and Mr. Craig Colmar, on behalf of the Trans-India stockholders; and

•

an escrow agreement providing that of the Trans-India shares to be received the Solar Semiconductor shareholders in the acquisition, up to 24,375,000 shares will be held in escrow, of which 19,687,500 shares will be released upon the determination of the earn-out amount, which determination will be based on Solar Semiconductor’s net income for the period ended March 31, 2010, and the remaining 4,687,500 shares will be held until 18 months after the initial closing of the acquisition, and may be applied by Trans-India to satisfy any indemnification claims made by Trans-India during this period.

Item 3.02	Unregistered Sales of Equity Securities.

At closing of the Share Exchange Agreement, the Solar Semiconductor shareholders will receive up to 46,875,000 shares of Trans-India common stock, subject to earn-out adjustments that may provide for the issuance of an additional 12,500,000 shares of Trans-India common stock. The Trans-India common stock to be issued to the Solar Semiconductor shareholders will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from the registration requirements as provided in Section 4(2) of the Securities Act and Section 506 of Regulation D and Regulation S promulgated thereunder.

Item 7.01	Regulation FD Disclosure.

Attached as Exhibit 99.1 is the press release filed in connection with the execution of the Share Exchange Agreement. The information in Exhibits 99.1 is not “filed” pursuant to the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any Securities Act registration statements. Additionally, the submission of this report on Form 8-K is not an admission as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Share Exchange Agreement dated October 24, 2008, by and among Trans-India Acquisition Corporation, Solar Semiconductor Ltd., Solar Semiconductor Private Limited, Solar Semiconductor, Inc., and certain shareholders of Solar Semiconductor Ltd.

10.2	Form of Voting Agreement to be entered into by Trans-India Acquisition Corporation, representatives of Trans-India, and certain shareholders of Solar Semiconductor Ltd.

10.3	Form of Lock-Up Agreement to be entered into by Trans-India Acquisition Corporation and certain shareholders of Solar Semiconductor Ltd.

10.4	Form of Registration Rights Agreement to be entered into by Trans-India Acquisition Corporation and certain shareholders of Solar Semiconductor Ltd.

10.5	Employment Agreement dated October 24, 2008, by and between Trans-India Acquisition Corporation and Hari Surapaneni.

10.6	Form of Non-Competition and Non-Solicitation Agreement entered into by and between Trans-India Acquisition Corporation and each of Hari Surapaneni, Venkata Kode, Vishnu Reddy, Nava Akkineni, Sakhamuri Satya Narayana Prasad, William Bush and Mike Ross, respectively, each dated October 24, 2008.

10.7	Form of Escrow Agreement to be entered into by Trans-India Acquisition Corporation, Venkata Kode, as the Stockholders’ Representative, and Deutsche Bank National Trust Company, as the Escrow Agent.

99.1	Press release of Trans-India Acquisition Corporation dated October 24, 2008.

99.2	Solar Business Presentation dated October 24, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 27, 2008

TRANS-INDIA ACQUISITION CORPORATION

By:	/s/ Craig Colmar
Name:	Craig Colmar
Title:	Secretary and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Share Exchange Agreement dated October 24, 2008, by and among Trans-India Acquisition Corporation, Solar Semiconductor Ltd., Solar Semiconductor Private Limited, Solar Semiconductor, Inc., and certain shareholders of Solar Semiconductor Ltd.

10.2	Form of Voting Agreement to be entered into by Trans-India Acquisition Corporation, representatives of Trans-India, and certain shareholders of Solar Semiconductor Ltd.

10.3	Form of Lock-Up Agreement to be entered into by Trans-India Acquisition Corporation and certain shareholders of Solar Semiconductor Ltd.

10.4	Form of Registration Rights Agreement to be entered into by Trans-India Acquisition Corporation and certain shareholders of Solar Semiconductor Ltd.

10.5	Employment Agreement dated October 24, 2008, by and between Trans-India Acquisition Corporation and Hari Surapaneni.

10.6	Form of Non-Competition and Non-Solicitation Agreement entered into by and between Trans-India Acquisition Corporation and each of Hari Surapaneni, Venkata Kode, Vishnu Reddy, Nava Akkineni, Sakhamuri Satya Narayana Prasad, William Bush and Mike Ross, respectively, each dated October 24, 2008.

10.7	Form of Escrow Agreement to be entered into by Trans-India Acquisition Corporation, Venkata Kode, as the Stockholders’ Representative, and Deutsche Bank National Trust Company, as the Escrow Agent.

99.1	Press release of Trans-India Acquisition Corporation dated October 24, 2008.

99.2	Solar Business Presentation dated October 24, 2008.